Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 28, 2019)    Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 29, 2018 of $30,125,500 or $7.26 per share diluted compared to net income of $24,580,500 or $5.66 per share diluted in 2017. The fourth quarter 2018 net income was $7,657,800 or $1.83 per share diluted, compared to net income of $7,638,400 or $1.86 per share diluted, for the same period last year. Revenues for the year ended December 29, 2018 were $72,511,100, up from $69,757,300 in 2017.

Winmark Corporation creates, supports and finances business.  At December 29, 2018, there were 1,241 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 47 retail franchises have been awarded but are not open.  In addition, at December 29, 2018, the Company had a lease portfolio of  $39.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 29, 2018	December 30, 2017 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$2,496,000	$1,073,200
Restricted cash	80,000	90,000
Receivables, net	1,553,100	1,796,000
Net investment in leases - current	18,547,500	15,332,300
Income tax receivable	565,500	2,161,800
Inventories	107,600	97,100
Prepaid expenses	901,600	901,600
Total current assets	24,251,300	21,452,000

Net investment in leases – long-term	20,455,500	25,945,300
Property and equipment, net	866,200	486,800
Goodwill	607,500	607,500
Other assets	482,600	350,400
	$46,663,100	$48,842,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,236,100	$3,236,100
Accounts payable	1,351,800	2,073,000
Accrued liabilities	3,128,600	1,837,300
Discounted lease rentals	3,021,900	570,800
Deferred revenue	1,744,900	1,714,900
Total current liabilities	12,483,300	9,432,100

Long-Term Liabilities:
Line of credit	—	35,400,000
Notes payable, net	25,604,900	28,841,000
Discounted lease rentals	2,723,500	1,121,600
Deferred revenue	8,432,400	8,595,300
Other liabilities	1,079,200	845,000
Deferred income taxes	1,148,300	320,500
Total long-term liabilities	38,988,300	75,123,400

Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,907,686 and 3,843,078 shares issued and outstanding	4,425,600	1,476,200
Retained earnings (accumulated deficit)	(9,234,100)	(37,189,700)

Total shareholders’ equity (deficit)	(4,808,500)	(35,713,500)
	$46,663,100	$48,842,000

(1)	Adjusted for the adoption of ASU 2014-09 under the retrospective method.

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	Dec. 29, 2018	Dec. 30, 2017(1)	Dec. 29, 2018	Dec. 30, 2017(1)
REVENUE:
Royalties	$12,488,600	$11,778,400	$48,224,500	$45,643,500
Leasing income	3,182,000	4,748,200	18,176,500	18,470,200
Merchandise sales	562,900	513,700	2,903,100	2,572,200
Franchise fees	418,000	360,800	1,580,300	1,541,100
Other	420,300	384,700	1,626,700	1,530,300
Total revenue	17,071,800	17,785,800	72,511,100	69,757,300
COST OF MERCHANDISE SOLD	506,100	490,200	2,741,100	2,432,600
LEASING EXPENSE	160,100	545,100	1,929,300	3,269,100
PROVISION FOR CREDIT LOSSES	(109,800)	35,200	38,600	9,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,335,800	6,076,300	26,038,300	25,241,600
Income from operations	10,179,600	10,639,000	41,763,800	38,805,000
INTEREST EXPENSE	(468,900)	(807,100)	(2,447,500)	(2,366,400)
INTEREST AND OTHER INCOME (EXPENSE)	(19,900)	(17,000)	(33,200)	12,900
Income before income taxes	9,690,800	9,814,900	39,283,100	36,451,500
PROVISION FOR INCOME TAXES	(2,033,000)	(2,176,500)	(9,157,600)	(11,871,000)
NET INCOME	$7,657,800	$7,638,400	$30,125,500	$24,580,500
EARNINGS PER SHARE – BASIC	$1.96	$1.99	$7.77	$6.06
EARNINGS PER SHARE – DILUTED	$1.83	$1.86	$7.26	$5.66
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,906,657	3,830,396	3,874,757	4,056,049
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,176,527	4,111,229	4,149,779	4,339,944

(1)Adjusted for the adoption of ASU 2014-09 under the retrospective method.